October 2025

Pricing Supplement filed pursuant to Rule 424(b)(2) dated October 10, 2025 / Registration Statement No. 333-284538

STRUCTURED INVESTMENTS

Opportunities in U.S. Equities

GS Finance Corp.

$3,900,000 Dual Directional Trigger PLUS Based on the Performance of the Common Stock of Vistra Corp. due October 13, 2028

Principal at Risk Securities

The Dual Directional Trigger Performance Leveraged Upside SecuritiesSM (Trigger PLUS) do not bear interest and are unsecured notes issued by GS Finance Corp. and guaranteed by The Goldman Sachs Group, Inc. The amount that you will be paid on your Trigger PLUS on the stated maturity date is based on the performance of the common stock of Vistra Corp. as measured from the pricing date to and including the valuation date.

If the final share price (the closing price of the underlying stock on the valuation date) is greater than the initial share price, the return on your Trigger PLUS will be positive and equal to the product of the upside leverage factor multiplied by the share percent change (the percentage change in the final share price from the initial share price), subject to the maximum upside payment. If the final share price is equal to or less than the initial share price but greater than or equal to the trigger price, you will receive the principal amount of your Trigger PLUS plus a positive return reflecting the downside leverage factor multiplied by the absolute value of the share percentage change (e.g., if the share percentage change is -5.00%, your return will be +10.00%). However, if the final share price is less than the trigger price, you will lose a significant portion or all of your investment.

The Trigger PLUS are for investors who seek the potential to earn 200.00% of any positive return of the underlying stock, subject to the maximum upside payment at maturity, seek a leveraged positive return for moderate decreases in the underlying stock, are willing to forgo interest payments and are willing to risk losing their entire investment if the final share price is less than the trigger price.

FINAL TERMS (continued on page PS-2)
Company (Issuer) / Guarantor:	GS Finance Corp. / The Goldman Sachs Group, Inc.
Underlying stock:	the common stock of Vistra Corp. (current Bloomberg ticker: “VST UN”)
Principal amount:

$3,900,000 in the aggregate on the original issue date; the aggregate principal amount may be increased if the company, at its sole option, decides to sell an additional amount on a date subsequent to the pricing date. On the stated maturity date, the company will pay, for each $1,000 of the outstanding principal amount, an amount, if any, in cash equal to the payment at maturity.

Pricing date:	October 10, 2025
Original issue date:	October 16, 2025
Valuation date:	October 10, 2028, subject to adjustment as described in the accompanying general terms supplement
Stated maturity date:	October 13, 2028, subject to adjustment as described in the accompanying general terms supplement
Payment at maturity:
•
if the final share price is greater than the initial share price, $1,000 + the leveraged upside payment, subject to the maximum upside payment at maturity;
•
if the final share price is equal to or less than the initial share price, but greater than or equal to the trigger price, $1,000 + the leveraged downside payment; or
•
If the final share price is less than the trigger price, $1,000 × share performance factor

Leveraged upside payment:	$1,000 × upside leverage factor × share percent change
Upside Leverage factor:	200%
Leveraged downside payment:	$1,000 × downside leverage factor × absolute share return
Downside leverage factor:	200%
Maximum upside payment at maturity:	$1,650.00 per Trigger PLUS (165.00% of the stated principal amount)
Initial share price:	$196.86, which is the closing price of the underlying stock on the pricing date
Trigger price:	$118.116, which is 60.00% of the initial share price
Share performance factor:	final share price / initial share price
CUSIP / ISIN:	40058QHZ5 / US40058QHZ54
Underwriter:	Goldman Sachs & Co. LLC
Estimated value:	approximately $933 per Trigger PLUS. See page PS-3 for more information.

Original issue price	Underwriting discount	Net proceeds to the issuer
100% of the principal amount	3.00% ($117,000 in total)*	97.00% ($3,783,000 in total)

* Morgan Stanley Wealth Management, acting as dealer for the offering, will receive a selling concession of $30.00 for each Trigger PLUS it sells. It has informed us that it intends to internally allocate $5.00 of the selling concession for each Trigger PLUS as a structuring fee.

Your investment in the Trigger PLUS involves certain risks, including the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. See page PS-11. You should read the disclosure herein to better understand the terms and risks of your investment.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. The Trigger PLUS are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Goldman Sachs & Co. LLC

Pricing Supplement No. 20,280 dated October 10, 2025.

FINAL TERMS (continued)
Share percent change:	(final share price - initial share price) / initial share price
Absolute share return:	the absolute value of the share percent change. For example, a -5% share percent change will result in a +5% absolute share return.
Final share price:	the closing price of the underlying stock on the valuation date, subject to adjustment as described in the accompanying general terms supplement
Authorized denominations:	$1,000 or any integral multiple of $1,000 in excess thereof
Listing:	the Trigger PLUS will not be listed on any securities exchange or interdealer quotation system

October 2025

The issue price, underwriting discount and net proceeds listed on the cover page relate to the Trigger PLUS we sell initially. We may decide to sell additional Trigger PLUS after the date of this pricing supplement, at issue prices and with underwriting discounts and net proceeds that differ from the amounts set forth above. The return (whether positive or negative) on your investment in Trigger PLUS will depend in part on the issue price you pay for such Trigger PLUS.

GS Finance Corp. may use this prospectus in the initial sale of the Trigger PLUS. In addition, Goldman Sachs & Co. LLC or any other affiliate of GS Finance Corp. may use this prospectus in a market-making transaction in a Trigger PLUS after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Estimated Value of Your Trigger PLUS

The estimated value of your Trigger PLUS at the time the terms of your Trigger PLUS are set on the pricing date (as determined by reference to pricing models used by Goldman Sachs & Co. LLC (GS&Co.) and taking into account our credit spreads) is equal to approximately $933 per $1,000 principal amount, which is less than the original issue price. The value of your Trigger PLUS at any time will reflect many factors and cannot be predicted; however, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would initially buy or sell Trigger PLUS (if it makes a market, which it is not obligated to do) and the value that GS&Co. will initially use for account statements and otherwise is equal to approximately the estimated value of your Trigger PLUS at the time of pricing, plus an additional amount (initially equal to $67 per $1,000 principal amount).

The price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your Trigger PLUS (if it makes a market, which it is not obligated to do) will equal approximately the sum of (a) the then-current estimated value of your Trigger PLUS (as determined by reference to GS&Co.’s pricing models) plus (b) any remaining additional amount (the additional amount will decline to zero from the time of pricing through April 8, 2027, as described below). On and after April 9, 2027, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your Trigger PLUS (if it makes a market) will equal approximately the then-current estimated value of your Trigger PLUS determined by reference to such pricing models.

With respect to the $67 initial additional amount:

•
$37 will decline to zero on a straight-line basis from the time of pricing through April 8, 2027; and
•
$30 will decline to zero on a straight-line basis from November 10, 2025 through November 23, 2025.

October 2025

About Your Trigger PLUS

The Trigger PLUS are notes that are part of the Medium-Term Notes, Series F program of GS Finance Corp. and are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This prospectus includes this pricing supplement and the accompanying documents listed below. This pricing supplement constitutes a supplement to the documents listed below, does not set forth all of the terms of your Trigger PLUS and therefore should be read in conjunction with such documents:

•
General terms supplement no. 17,741 dated February 14, 2025
•
Prospectus supplement dated February 14, 2025
•
Prospectus dated February 14, 2025

The information in this pricing supplement supersedes any conflicting information in the documents listed above. In addition, some of the terms or features described in the listed documents may not apply to your Trigger PLUS.

We refer to the Trigger PLUS we are offering by this pricing supplement as the “offered Trigger PLUS” or the “Trigger PLUS”. Each of the offered Trigger PLUS has the terms described in this pricing supplement. Please note that in this pricing supplement, references to “GS Finance Corp.”, “we”, “our” and “us” mean only GS Finance Corp. and do not include its subsidiaries or affiliates, references to “The Goldman Sachs Group, Inc.”, our parent company, mean only The Goldman Sachs Group, Inc. and do not include its subsidiaries or affiliates and references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us.

Please note that, for purposes of this pricing supplement, references in the general terms supplement no. 17,741 to “underlier(s)”, “indices”, “exchange-traded fund(s)”, “index stock(s)”, “index stock issuer(s)”, “lesser performing”, “trade date”, “underlier sponsor”, “determination date”, “face amount”, “level” and “cash settlement amount” shall be deemed to refer to “underlying(s)”, “underlying index(es)”, “underlying ETF(s)”, “underlying stock(s)”, “underlying stock issuer(s)”, “worst performing”, “pricing date”, “underlying index publisher”, “valuation date”, “principal amount”, “value” and “payment at maturity”, respectively. In addition, for purposes of this pricing supplement, references in the general terms supplement no. 17,741 to “trading day” shall be deemed to refer to “underlying business day”, “index business day” or “ETF business day”, as applicable, and references to “closing level” shall be deemed to refer to “closing price”, “closing value”, “index closing value” or “ETF closing price”, as applicable.

The Trigger PLUS will be issued under the senior debt indenture, dated as of October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, as issuer, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture, as so supplemented and as further supplemented thereafter, is referred to as the “GSFC 2008 indenture” in the accompanying prospectus supplement.

The Trigger PLUS will be issued in book-entry form and represented by master note no 3, dated March 22, 2021.

October 2025

GS Finance Corp.

Dual Directional Trigger PLUS Based on the Performance of the Common Stock of Vistra Corp. due October 13, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Trigger Performance Leveraged Upside Securities

The Dual Directional Trigger PLUS Based on the Performance of the Common Stock of Vistra Corp. due October 13, 2028 (the “Trigger PLUS”) can be used:

•
As an alternative to direct exposure to the underlying stock that enhances returns for a limited range of positive performance of the underlying stock, subject to the maximum upside payment at maturity
•
To obtain a leveraged positive return for a limited range of negative performance of the underlying stock
•
To potentially outperform the underlying stock with respect to moderate increases or moderate decreases in the underlying stock from the initial share price to the final share price

However, you will not receive dividends on the underlying stock or any interest payments on your Trigger PLUS.

If the final share price is less than the trigger price, the Trigger PLUS are exposed on a 1-to-1 basis to the negative performance of the underlying stock from the initial share price to the final share price.

October 2025

GS Finance Corp.

Dual Directional Trigger PLUS Based on the Performance of the Common Stock of Vistra Corp. due October 13, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

The Trigger PLUS offer leveraged exposure to a limited range of positive performance of the underlying stock and leveraged positive exposure to the absolute share return for a limited range of negative performance of the underlying stock. At maturity, if the underlying stock has appreciated in value, investors will receive the stated principal amount of their investment plus the leveraged upside payment, subject to the maximum upside payment at maturity. If the underlying stock has not appreciated in value or has depreciated in value, but the final share price is greater than or equal to the trigger price, investors will receive the stated principal amount of their investment plus a positive return equal to the absolute value of the percentage decline multiplied by the downside leverage factor, which will effectively be limited to a positive 80.00% return. However, if the underlying stock has depreciated in price and the final share price is less than the trigger price, investors will lose 1.00% for every 1.00% decline in the share price from the pricing date to the valuation date of the Trigger PLUS. Under these circumstances, the payment at maturity will be more than 40.00% less than the stated principal amount, will represent a loss of more than 40.00% and could be zero. Investors will not receive dividends on the underlying stock or any interest payments on the Trigger PLUS and investors may lose their entire initial investment in the Trigger PLUS. All payments on the Trigger PLUS are subject to the credit risk of GS Finance Corp., as issuer, and The Goldman Sachs Group, Inc., as guarantor.

Leveraged Performance Up to a Cap

The Trigger PLUS offer investors an opportunity to capture enhanced returns relative to a direct investment in the underlying stock within a limited range of positive performance. However, investors will not receive dividends on the underlying stock or any interest payments on the Trigger PLUS.

Upside Scenario if the Underlying Stock Appreciates

The underlying stock increases in price. In this case, you receive a full return of principal as well as 200.00% of the increase in the price of the underlying stock, subject to the maximum upside payment at maturity. For example, if the final share price is 5.00% greater than the initial share price, the Trigger PLUS will provide a total return of 10.00% at maturity.

Absolute Return Scenario

The final share price is less than or equal to the initial share price but is greater than or equal to the trigger price. In this case, you receive a 2.00% positive return on the Trigger PLUS for each 1.00% negative return of the underlying stock. For example, if the final share price is 5.00% less than the initial share price, the Trigger PLUS will provide a total positive return of 10.00% at maturity. The maximum return you may receive in this scenario is a positive 80.00% return at maturity. In this case, you receive at least the stated principal amount of $1,000 at maturity even if the underlying stock has depreciated.

Downside Scenario

The underlying stock declines in price and the final share price is less than the trigger price. In this case, you receive significantly less than the stated principal amount by an amount proportionate to the decline in the price of the underlying stock to the valuation date of the Trigger PLUS. For example, if the final share price is 50.00% less than the initial share price, the Trigger PLUS will provide at maturity a loss of 50.00% of principal. In this case, you receive $500.00 per Trigger PLUS, or 50.00% of the stated principal amount. There is no minimum payment at maturity on the Trigger PLUS, and you could lose your entire investment.

October 2025

GS Finance Corp.

Dual Directional Trigger PLUS Based on the Performance of the Common Stock of Vistra Corp. due October 13, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Hypothetical Examples

The following examples are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and merely are intended to illustrate the impact that the various hypothetical closing prices of the underlying stock on the valuation date could have on the payment at maturity assuming all other variables remain constant.

The information in the following examples reflects hypothetical rates of return on the offered Trigger PLUS assuming that they are purchased on the original issue date at the stated principal amount and held to the stated maturity date. If you sell your Trigger PLUS in a secondary market prior to the stated maturity date, your return will depend upon the market value of your Trigger PLUS at the time of sale, which may be affected by a number of factors that are not reflected in the examples below such as interest rates, the volatility of the underlying stock and the creditworthiness of GS Finance Corp., as issuer, and the creditworthiness of The Goldman Sachs Group, Inc., as guarantor.

For these reasons, the actual performance of the underlying stock over the life of your Trigger PLUS, as well as the amount payable at maturity, if any, may bear little relation to the hypothetical examples shown below or to the historical closing prices of the underlying stock shown elsewhere in this pricing supplement. For information about the historical prices of the underlying stock during recent periods, see “The Underlying Stock — Historical Closing Prices of the Underlying Stock” below.

Also, the hypothetical examples shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to your Trigger PLUS, tax liabilities could affect the after-tax rate of return on your Trigger PLUS to a comparatively greater extent than the after-tax return on the underlying stock stocks.

The below examples are based on the following terms:

Stated principal amount:	$1,000 per Trigger PLUS
Upside leverage factor:	200.00%
Trigger price:	60.00% of the initial share price
Downside leverage factor:	200.00%
Maximum upside payment at maturity:	$1,650.00 per Trigger PLUS (165.00% of the stated principal amount)
Minimum payment at maturity:	None

October 2025

GS Finance Corp.

Dual Directional Trigger PLUS Based on the Performance of the Common Stock of Vistra Corp. due October 13, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Trigger PLUS Payoff Diagram

October 2025

GS Finance Corp.

Dual Directional Trigger PLUS Based on the Performance of the Common Stock of Vistra Corp. due October 13, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

How it works

▪

Upside Scenario. If the final share price is greater than the initial share price, the investor would receive the $1,000 stated principal amount plus 200.00% of the appreciation of the underlying stock from the pricing date to the valuation date of the Trigger PLUS, subject to the maximum upside payment at maturity. Under the terms of the Trigger PLUS, the investor will realize the maximum upside payment at maturity at a final share price of 132.50% of the initial share price.

▪

If the underlying stock appreciates 5.00%, the investor would receive a 10.00% return, or $1,100.00 per Trigger PLUS.

If the underlying stock appreciates 50.00%, the investor would receive only the maximum upside payment at maturity of $1,650.00 per Trigger PLUS, or 165.00% of the stated principal amount.

▪

Absolute Return Scenario. If the final share price is less than the initial share price but is greater than or equal to the trigger price, the investor would receive a 2.00% positive return on the Trigger PLUS for each 1.00% negative return on the underlying stock.

	▪	If the underlying stock depreciates 5.00%, investors will receive a 10.00% return, or $1,100.00 per Trigger PLUS.
▪

Downside Scenario. If the final share price is less than the trigger price, the investor would receive an amount that is significantly less than the $1,000 stated principal amount, based on a 1.00% loss of principal for each 1.00% decline in the underlying stock. Under these circumstances, the payment at maturity will be more than 40.00% less than the stated principal amount per Trigger PLUS. There is no minimum payment at maturity on the Trigger PLUS.

	▪	If the underlying stock depreciates 50.00%, the investor would lose 50.00% of the investor’s principal and receive only $500.00 per Trigger PLUS at maturity, or 50.00% of the stated principal amount.

October 2025

GS Finance Corp.

Dual Directional Trigger PLUS Based on the Performance of the Common Stock of Vistra Corp. due October 13, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Hypothetical Examples

The values in the left column of the table below represent hypothetical final share prices and are expressed as percentages of the initial share price. The amounts in the right column represent the hypothetical payments at maturity, based on the corresponding hypothetical final share price, and are expressed as percentages of the stated principal amount of a Trigger PLUS (rounded to the nearest one-thousandth of a percent). Thus, a hypothetical payment at maturity of 100.000% means that the value of the cash payment that we would deliver for each $1,000 of the outstanding stated principal amount of the offered Trigger PLUS on the stated maturity date would equal 100.000% of the stated principal amount of a Trigger PLUS, based on the corresponding hypothetical final share price and the assumptions noted above.

Hypothetical Final Share Price (as Percentage of Initial Share Price)	Hypothetical Payment at Maturity (as Percentage of Stated Principal Amount)
175.000%	165.000%
150.000%	165.000%
140.000%	165.000%
132.500%	165.000%
120.000%	140.000%
110.000%	120.000%
100.000%	100.000%
90.000%	120.000%
70.000%	160.000%
60.000%	180.000%
59.999%	59.999%
50.000%	50.000%
30.000%	30.000%
25.000%	25.000%
0.000%	0.000%

As shown in the table above:

•
If the final share price were determined to be 25.000% of the initial share price, the payment at maturity that we would deliver on your Trigger PLUS at maturity would be 25.000% of the stated principal amount of your Trigger PLUS. As a result, if you purchased your Trigger PLUS on the original issue date at the stated principal amount and held them to the stated maturity date, you would lose 75.000% of your investment (if you purchased your Trigger PLUS at a premium to stated principal amount you would lose a correspondingly higher percentage of your investment).
•
If the final share price were determined to be 90.000% of the initial share price, the absolute share return would be 10.000% and the payment at maturity that we would deliver on your Trigger PLUS would be 120.000% of the stated principal amount of your Trigger PLUS.
•
If the final share price were determined to be 175.000% of the initial share price, the payment at maturity that we would deliver on your Trigger PLUS at maturity would be limited to the maximum upside payment at maturity, or 165.000% of each $1,000 principal amount of your Trigger PLUS. As a result, if you held your Trigger PLUS to the stated maturity date, you would not benefit from any increase in the final share price over 132.500% of the initial share price.

October 2025

GS Finance Corp.

Dual Directional Trigger PLUS Based on the Performance of the Common Stock of Vistra Corp. due October 13, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

An investment in your Trigger PLUS is subject to the risks described below, as well as the risks and considerations described in the accompanying prospectus, in the accompanying prospectus supplement and under “Additional Risk Factors Specific to the Notes” in the accompanying general terms supplement. You should carefully review these risks and considerations as well as the terms of the Trigger PLUS described herein and in the accompanying prospectus, the accompanying prospectus supplement and the accompanying general terms supplement. Your Trigger PLUS are a riskier investment than ordinary debt securities. Also, your Trigger PLUS are not equivalent to investing directly in the underlying stock. You should carefully consider whether the offered Trigger PLUS are appropriate given your particular circumstances.

Risks Related to Structure, Valuation and Secondary Market Sales

Your Trigger PLUS Do Not Bear Interest

You will not receive any interest payments on your Trigger PLUS. As a result, even if the payment at maturity payable for your Trigger PLUS on the stated maturity date exceeds the stated principal amount of your Trigger PLUS, the overall return you earn on your Trigger PLUS may be less than you would have earned by investing in a non-indexed debt security of comparable maturity that bears interest at a prevailing market rate.

You May Lose Your Entire Investment in the Trigger PLUS

You can lose your entire investment in the Trigger PLUS. The cash payment on your Trigger PLUS, if any, on the stated maturity date will be based on the performance of the underlying stock as measured from the initial share price to the closing price of the underlying stock on the valuation date. If the final share price is less than the trigger price, you will lose 1.00% of the stated principal amount of your Trigger PLUS for every 1.00% decline in the share price over the term of the Trigger PLUS, and you will lose a significant portion or all of your investment. Thus, you may lose your entire investment in the Trigger PLUS, which would include any premium to principal amount you paid when you purchased the Trigger PLUS.

Also, the market price of your Trigger PLUS prior to the stated maturity date may be significantly lower than the purchase price you pay for your Trigger PLUS. Consequently, if you sell your Trigger PLUS before the stated maturity date, you may receive far less than the amount of your investment in the Trigger PLUS.

The Return on Your Trigger PLUS May Change Significantly Despite Only a Small Incremental Change in the Price of the Underlying Stock

If the final share price is less than the trigger price, you will lose all or a substantial portion of your investment in the Trigger PLUS. This means that while a decrease in the final share price to the trigger price will not result in a loss of principal on the Trigger PLUS and instead will result in a positive return equal to the product of the downside leverage factor times the absolute share return, a decrease in the final share price to less than the trigger price will result in a loss of a significant portion of the stated principal amount of the Trigger PLUS despite only a small incremental change in the price of the underlying stock.

The Trigger PLUS Are Subject to the Credit Risk of the Issuer and the Guarantor

Although the return on the Trigger PLUS will be based on the performance of the underlying stock, the payment of any amount due on the Trigger PLUS is subject to the credit risk of GS Finance Corp., as issuer of the Trigger PLUS, and the credit risk of The Goldman Sachs Group, Inc., as guarantor of the Trigger PLUS. The Trigger PLUS are our unsecured obligations. Investors are dependent on our ability to pay all amounts due on the Trigger PLUS, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Similarly, investors are dependent on the ability of The Goldman Sachs Group, Inc., as guarantor of the Trigger PLUS, to pay all amounts due on the Trigger PLUS, and therefore are also subject to its credit risk and to changes in the market’s view of its creditworthiness. See “Description of the Notes We May Offer — Information About Our Medium-Term Notes, Series F Program — How the Notes Rank Against Other Debt” in the accompanying prospectus supplement and “Description of Debt Securities We May Offer— Guarantee by The Goldman Sachs Group, Inc.” in the accompanying prospectus.

October 2025

GS Finance Corp.

Dual Directional Trigger PLUS Based on the Performance of the Common Stock of Vistra Corp. due October 13, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The Return on Your Trigger PLUS Will Be Limited

Your ability to participate in any positive change in the price of the underlying stock over the life of your Trigger PLUS will be limited because of the maximum upside payment at maturity. The maximum upside payment at maturity will limit the payment at maturity you may receive for each of your Trigger PLUS, no matter how much the price of the underlying stock may rise over the life of your Trigger PLUS. Although the upside leverage factor provides 200.00% exposure to any increase in the final share price over the initial share price, because the payment at maturity will be limited to 165.00% of the stated principal amount per Trigger PLUS, any increase in the final share price over the initial share price by more than 32.50% of the initial share price will not further increase the return on the Trigger PLUS. Accordingly, the amount payable for each of your Trigger PLUS may be significantly less than it would have been had you invested directly in the underlying stock. In addition, if the final share price is less than the initial share price but greater than or equal to the trigger price, the payment at maturity for each Trigger PLUS will be equal to the stated principal amount plus the product of the stated principal amount times the absolute share return times the downside leverage factor. You will benefit from the absolute share return only if the final share price is less than the initial share price but greater than or equal to the trigger price. Therefore, if the share percent change is negative, the amount you may receive at maturity will not exceed $1,800.00 for each Trigger PLUS.

The Estimated Value of Your Trigger PLUS At the Time the Terms of Your Trigger PLUS Are Set On the Pricing Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your Trigger PLUS

The original issue price for your Trigger PLUS exceeds the estimated value of your Trigger PLUS as of the time the terms of your Trigger PLUS are set on the pricing date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such estimated value on the pricing date is set forth above under “Estimated Value of Your Trigger PLUS”; after the pricing date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group, Inc., as guarantor, and other relevant factors. The price at which GS&Co. would initially buy or sell your Trigger PLUS (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your Trigger PLUS as determined by reference to these models. As agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount described under “Estimated Value of Your Trigger PLUS”) will decline to zero over the period from the date hereof through the applicable date set forth above under “Estimated Value of Your Trigger PLUS”. Thereafter, if GS&Co. buys or sells your Trigger PLUS it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which GS&Co. will buy or sell your Trigger PLUS at any time also will reflect its then current bid and ask spread for similar sized trades of structured Trigger PLUS.

In estimating the value of your Trigger PLUS as of the time the terms of your Trigger PLUS are set on the pricing date, as disclosed above under “Estimated Value of Your Trigger PLUS”, GS&Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the Trigger PLUS. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your Trigger PLUS in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your Trigger PLUS determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “— The Market Value of Your Trigger PLUS May Be Influenced By Many Unpredictable Factors” below.

The difference between the estimated value of your Trigger PLUS as of the time the terms of your Trigger PLUS are set on the pricing date and the original issue price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the Trigger PLUS, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your Trigger PLUS. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured note with a similar maturity. In return for such payment, GS&Co. pays to us the amounts we owe under your Trigger PLUS.

In addition to the factors discussed above, the value and quoted price of your Trigger PLUS at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the Trigger PLUS, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our

October 2025

GS Finance Corp.

Dual Directional Trigger PLUS Based on the Performance of the Common Stock of Vistra Corp. due October 13, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The Goldman Sachs Group, Inc. These changes may adversely affect the value of your Trigger PLUS, including the price you may receive for your Trigger PLUS in any market making transaction. To the extent that GS&Co. makes a market in the Trigger PLUS, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured Trigger PLUS (and subject to the declining excess amount described above).

Furthermore, if you sell your Trigger PLUS, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your Trigger PLUS in a secondary market sale.

There is no assurance that GS&Co. or any other party will be willing to purchase your Trigger PLUS at any price and, in this regard, GS&Co. is not obligated to make a market in the Trigger PLUS. See “Additional Risk Factors Specific to the Notes — Your Notes May Not Have an Active Trading Market” in the accompanying general terms supplement.

The Amount Payable on Your Trigger PLUS Is Not Linked to the Price of the Underlying Stock at Any Time Other than the Valuation Date

The final share price will be based on the closing price of the underlying stock on the valuation date (subject to adjustment as described elsewhere in this pricing supplement). Therefore, if the closing price of the underlying stock dropped precipitously on the valuation date, the payment at maturity for your Trigger PLUS may be significantly less than it would have been had the payment at maturity been linked to the closing price of the underlying stock prior to such drop in the price of the underlying stock. Although the actual price of the underlying stock on the stated maturity date or at other times during the life of your Trigger PLUS may be higher or lower than the final share price, you will not benefit from the closing price of the underlying stock at any time other than on the valuation date.

The Market Value of Your Trigger PLUS May Be Influenced By Many Unpredictable Factors

When we refer to the market value of your Trigger PLUS, we mean the value that you could receive for your Trigger PLUS if you chose to sell them in the open market before the stated maturity date. A number of factors, many of which are beyond our control, will influence the market value of your Trigger PLUS, including:

•
the market price of the underlying stock to which your Trigger PLUS is linked;
•
the volatility – i.e., the frequency and magnitude of changes – in the market price of the underlying stock;
•
the dividend rate of the underlying stock;
•
economic, financial, regulatory, political, military, public health and other events that affect stock markets generally and the market segment of which the underlying stock is a part, and which may affect the market price of the underlying stock;
•
interest rates and yield rates in the market;
•
the time remaining until your Trigger PLUS mature; and
•
our creditworthiness and the creditworthiness of The Goldman Sachs Group, Inc., whether actual or perceived, including actual or anticipated upgrades or downgrades in our credit ratings or the credit ratings of The Goldman Sachs Group, Inc. or changes in other credit measures.

Without limiting the foregoing, the market value of your Trigger PLUS may be negatively impacted by increasing interest rates. Such adverse impact of increasing interest rates could be significantly enhanced in Trigger PLUS with longer-dated maturities, the market values of which are generally more sensitive to increasing interest rates.

These factors, and many other factors, will influence the price you will receive if you sell your Trigger PLUS before maturity, including the price you may receive for your Trigger PLUS in any market making transaction. If you sell your Trigger PLUS before maturity, you may receive less than the principal amount of your Trigger PLUS or the amount you may receive at maturity.

You cannot predict the future performance of the underlying stock based on its historical performance. The actual performance of the underlying stock over the life of the offered Trigger PLUS or the payment at maturity may bear little

October 2025

GS Finance Corp.

Dual Directional Trigger PLUS Based on the Performance of the Common Stock of Vistra Corp. due October 13, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

or no relation to the historical closing prices of the underlying stock or to the hypothetical examples shown elsewhere in this pricing supplement.

You Have No Shareholder Rights or Rights to Receive Any Underlying Stock

Investing in your Trigger PLUS will not make you a holder of the underlying stock. Neither you nor any other holder or owner of your Trigger PLUS will have any rights with respect to the underlying stock, including any voting rights, any rights to receive dividends or other distributions, any rights to make a claim against the underlying stock or any other rights of a holder of the underlying stock. Your Trigger PLUS will be paid in cash and you will have no right to receive delivery of any shares of the underlying stock.

We May Sell an Additional Aggregate Stated Principal Amount of the Trigger PLUS at a Different Issue Price

At our sole option, we may decide to sell an additional aggregate stated principal amount of the Trigger PLUS subsequent to the date of this pricing supplement. The issue price of the Trigger PLUS in the subsequent sale may differ substantially (higher or lower) from the original issue price you paid as provided on the cover of this pricing supplement.

In Some Circumstances, the Payment You Receive on the Trigger PLUS May Be Based on the Securities of Another Company and Not the Issuer of the Underlying Stock

Following certain corporate events relating to the underlying stock where its issuer is not the surviving entity, the amount you receive at maturity may be based on the securities of a successor to the underlying stock issuer or any cash or any other assets distributed to holders of shares of the underlying stock in such corporate event. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the Trigger PLUS. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting Distribution Property (as described below) under “Supplemental Terms of the Notes - Anti-dilution Adjustments for Index Stocks” in the accompanying general terms supplement.

We Will Not Hold Shares of the Underlying Stock for Your Benefit

The indenture governing your Trigger PLUS does not contain any restriction on our ability or the ability of any of our affiliates to sell, pledge or otherwise convey a share or shares of the underlying stock acquired by us or them. Neither we nor our affiliates will pledge or otherwise hold shares of the underlying stock for your benefit in order to enable you to exchange your Trigger PLUS for shares under any circumstances. Consequently, in the event of our bankruptcy, insolvency or liquidation, any shares of the underlying stock owned by us will be subject to the claims of our creditors generally and will not be available for your benefit specifically.

If You Purchase Your Trigger PLUS at a Premium to Stated Principal Amount, the Return on Your Investment Will Be Lower Than the Return on Trigger PLUS Purchased at Stated Principal Amount and the Impact of Certain Key Terms of the Trigger PLUS Will Be Negatively Affected

The payment at maturity will not be adjusted based on the issue price you pay for the Trigger PLUS. If you purchase Trigger PLUS at a price that differs from the stated principal amount of the Trigger PLUS, then the return on your investment in such Trigger PLUS held to the stated maturity date will differ from, and may be substantially less than, the return on Trigger PLUS purchased at stated principal amount. If you purchase your Trigger PLUS at a premium to stated principal amount and hold them to the stated maturity date the return on your investment in the Trigger PLUS will be lower than it would have been had you purchased the Trigger PLUS at stated principal amount or a discount to stated principal amount.

Risks Related to Conflicts of Interest

Other Investors May Not Have the Same Interests as You

Other investors in the Trigger PLUS are not required to take into account the interests of any other investor in exercising remedies or voting or other rights in their capacity as securityholders. The interests of other investors may, in some circumstances, be adverse to your interests. Further, other investors in the market may take short positions (directly or indirectly through derivative transactions) on assets that are the same or similar to your Trigger PLUS, the underlying stock or other similar securities, which may adversely impact the market for or value of your Trigger PLUS.

October 2025

GS Finance Corp.

Dual Directional Trigger PLUS Based on the Performance of the Common Stock of Vistra Corp. due October 13, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risks Related to Tax

Your Trigger PLUS May Be Subject to an Adverse Change in Tax Treatment in the Future

The tax consequences of an investment in your Trigger PLUS are uncertain, both as to the timing and character of any inclusion in income in respect of your Trigger PLUS.

The Internal Revenue Service announced on December 7, 2007 that it is considering issuing guidance regarding the proper U.S. federal income tax treatment of an instrument such as your Trigger PLUS that are currently characterized as pre-paid derivative contracts, and any such guidance could adversely affect the tax treatment and the value of your Trigger PLUS. Among other things, the Internal Revenue Service may decide to require the holders to accrue ordinary income on a current basis and recognize ordinary income on payment at maturity, and could subject non-U.S. investors to withholding tax. Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your Trigger PLUS after the bill was enacted to accrue interest income over the term of such instruments even though there will be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Trigger PLUS. We describe these developments in more detail under “Supplemental Discussion of U.S. Federal Income Tax Consequences” in the accompanying general terms supplement. You should consult your tax advisor about this matter. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating your Trigger PLUS for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental Discussion of U.S. Federal Income Tax Consequences” in the accompanying general terms supplement unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate. Please also consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your Trigger PLUS in your particular circumstances.

Non-United States Holders Should Consider the Withholding Tax Implications of Owning the Trigger PLUS

The Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of any amounts you receive upon the sale, exchange, or maturity of your Trigger PLUS, could be collected via withholding. If these regulations were to apply to the Trigger PLUS, we may be required to withhold such taxes if any U.S.-source dividends are paid on the underlying stock during the term of the Trigger PLUS. We could also require you to make certifications (e.g., an applicable Internal Revenue Service Form W-8) prior to the maturity of the Trigger PLUS in order to avoid or minimize withholding obligations, and we could withhold accordingly (subject to your potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. If withholding was required, we would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally will apply to 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) issued (or significantly modified and treated as retired and reissued) on or after January 1, 2027, but will also apply to certain 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) that have a delta (as defined in the applicable Treasury regulations) of one and are issued (or significantly modified and treated as retired and reissued) on or after January 1, 2017. In addition, these regulations will not apply to financial instruments that reference a “qualified index” (as defined in the regulations). We have determined that, as of the issue date of your Trigger PLUS, your Trigger PLUS will not be subject to withholding under these rules. In certain limited circumstances, however, you should be aware that it is possible for non-United States holders to be liable for tax under these rules with respect to a combination of transactions treated as having been entered into in connection with each other even when no withholding is required. You should consult your tax advisor concerning these regulations, subsequent official guidance and regarding any other possible alternative characterizations of your Trigger PLUS for U.S. federal income tax purposes.

October 2025

GS Finance Corp.

Dual Directional Trigger PLUS Based on the Performance of the Common Stock of Vistra Corp. due October 13, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Foreign Account Tax Compliance Act (FATCA) Withholding May Apply to Payments on Your Trigger PLUS, Including as a Result of the Failure of the Bank or Broker Through Which You Hold the Trigger PLUS to Provide Information to Tax Authorities

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus for a description of the applicability of FATCA to payments made on your Trigger PLUS.

October 2025

GS Finance Corp.

Dual Directional Trigger PLUS Based on the Performance of the Common Stock of Vistra Corp. due October 13, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The Underlying Stock

The underlying stock issuer is Vistra Corp. According to publicly available information, Vistra Corp. is an integrated retail electricity and power generation company.

Where Information About the Underlying Stock Issuer Can Be Obtained

The underlying stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under the Exchange Act are required to file financial and other information specified by the U.S. Securities and Exchange Commission (“SEC”) periodically. Information filed by the underlying stock issuer with the SEC electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is sec.gov. Information filed with the SEC by the underlying stock issuer under the Exchange Act can be located by referencing its SEC file number 001-38086.

Information about the underlying stock issuer may also be obtained from other sources such as press releases, newspaper articles and other publicly available documents.

We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by the underlying stock issuer with the SEC.

We Obtained the Information About the Underlying Stock Issuer From the Underlying Stock Issuer’s Public Filings

This pricing supplement relates only to your Trigger PLUS and does not relate to the underlying stock or other securities of the underlying stock issuer. We have derived all information about the underlying stock issuer in this pricing supplement from the publicly available information referred to in the preceding subsection. We have not participated in the preparation of any of those documents or made any “due diligence” investigation or inquiry with respect to the underlying stock issuer in connection with the offering of your Trigger PLUS. Furthermore, we do not know whether all events occurring before the date of this pricing supplement — including events that would affect the accuracy or completeness of the publicly available documents referred to above and the trading price of shares of the underlying stock — have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the underlying stock issuer could affect the value you will receive at maturity and, therefore, the market value of your Trigger PLUS.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying stock.

We or any of our affiliates may currently or from time to time engage in business with the underlying stock issuer, including making loans to or equity investments in the underlying stock issuer or providing advisory services to the underlying stock issuer, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about the underlying stock issuer and, in addition, one or more of our affiliates may publish research reports about the underlying stock issuer. As an investor in a Trigger PLUS, you should undertake such independent investigation of the underlying stock issuer as in your judgment is appropriate to make an informed decision with respect to an investment in a Trigger PLUS.

October 2025

GS Finance Corp.

Dual Directional Trigger PLUS Based on the Performance of the Common Stock of Vistra Corp. due October 13, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Historical Closing Prices of the Underlying Stock

The closing prices of the underlying stock have fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the underlying stock has recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing prices of the underlying stock during any period shown below is not an indication that the underlying stock is more or less likely to increase or decrease at any time during the life of your Trigger PLUS.

You should not take the historical closing prices of the underlying stock as an indication of the future performance of the underlying stock, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the underlying stock will result in you receiving an amount greater than the outstanding principal amount of your Trigger PLUS on the stated maturity date, or that you will not lose a significant portion or all of your investment.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying stock. Before investing in the offered Trigger PLUS, you should consult publicly available information to determine the prices of the underlying stock between the date of this pricing supplement and the date of your purchase of the Trigger PLUS and, given the recent volatility described above, you should pay particular attention to recent share prices of the underlying stock. The actual performance of the underlying stock over the life of the Trigger PLUS, as well as the payment at maturity, if any, may bear little relation to the historical closing prices of the underlying stock shown below.

The table below shows the high, low and period end closing prices of the common stock of Vistra Corp. for each of the four calendar quarters in 2020, 2021, 2022, 2023, 2024 and 2025 (through October 10, 2025), adjusted for corporate events, if applicable. We obtained the closing prices of the underlying stock listed in the tables below from Bloomberg Financial Services, without independent verification.

Historical Quarterly High, Low and Period End Closing Prices of the Underlying Stock

	High	Low	Period End
2020
Quarter ended March 31	$23.43	$12.60	$15.96
Quarter ended June 30	$22.00	$15.33	$18.62
Quarter ended September 29	$20.14	$17.82	$18.86
Quarter ended December 29	$20.18	$17.34	$19.66
2021
Quarter ended March 30	$23.83	$16.43	$17.68
Quarter ended June 29	$18.81	$15.92	$18.55
Quarter ended September 28	$19.47	$16.77	$17.10
Quarter ended December 31	$22.77	$16.85	$22.77
2022
Quarter ended March 29	$23.25	$20.81	$23.25
Quarter ended June 28	$27.39	$22.42	$22.85
Quarter ended September 30	$25.97	$21.00	$21.00
Quarter ended December 31	$24.59	$21.42	$23.20
2023
Quarter ended March 31	$26.51	$21.29	$24.00
Quarter ended June 30	$26.25	$22.97	$26.25
Quarter ended September 30	$34.06	$26.09	$33.18
Quarter ended December 31	$38.82	$31.39	$38.52
2024
Quarter ended March 31	$71.20	$38.07	$69.65
Quarter ended June 30	$106.20	$65.66	$85.98
Quarter ended September 30	$119.08	$69.00	$118.54
Quarter ended December 31	$166.61	$115.74	$137.87
2025
Quarter ended March 31	$191.89	$108.49	$117.44
Quarter ended June 30	$195.04	$98.07	$193.81

October 2025

GS Finance Corp.

Dual Directional Trigger PLUS Based on the Performance of the Common Stock of Vistra Corp. due October 13, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

	High	Low	Period End
Quarter ended September 30	$217.92	$182.00	$195.92
Quarter ending December 31 (through October 10, 2025)	$210.00	$196.86	$196.86

The graph below shows the daily historical closing prices of the underlying stock from January 1, 2020 through October 10, 2025, adjusted for corporate events, if applicable. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities. We obtained the closing prices of the underlying stock in the graph below from Bloomberg Financial Services, without independent verification.

Historical Performance of Vistra Corp.

October 2025

GS Finance Corp.

Dual Directional Trigger PLUS Based on the Performance of the Common Stock of Vistra Corp. due October 13, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Supplemental Discussion of U.S. Federal Income Tax Consequences

No statutory, judicial or administrative authority directly addresses how your Trigger PLUS should be characterized and treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in your Trigger PLUS are uncertain. You will be obligated pursuant to the terms of your Trigger PLUS — in the absence of a change in law, an administrative determination or a judicial ruling to the contrary — to characterize your Trigger PLUS for all tax purposes as pre-paid derivative contracts in respect of the underlying stock, as described under “Supplemental Discussion of U.S. Federal Income Tax Consequences” in the accompanying general terms supplement. It is the opinion of Sidley Austin LLP that such a characterization of the Trigger PLUS for U.S. federal income tax purposes is a reasonable interpretation of current law. Pursuant to this approach, it is the opinion of Sidley Austin LLP that upon the sale, exchange, or maturity of your Trigger PLUS, you should recognize capital gain or loss equal to the difference, if any, between the amount you receive at such time and your tax basis in your Trigger PLUS.

Notwithstanding the foregoing, since the appropriate U.S. federal income tax characterization and treatment of your Trigger PLUS are uncertain, it is possible that the Internal Revenue Service could assert a different characterization and treatment than that described immediately above. In this case, the timing and character of income, gain or loss recognized with respect to your Trigger PLUS could substantially differ from that described above.

Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in “United States Taxation—Taxation of Debt Securities—Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus) will generally apply to obligations that are issued on or after July 1, 2014; therefore, the Trigger PLUS will generally be subject to the FATCA withholding rules.

October 2025

GS Finance Corp.

Dual Directional Trigger PLUS Based on the Performance of the Common Stock of Vistra Corp. due October 13, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Supplemental Plan of Distribution; Conflicts of Interest

As described under “Supplemental Plan of Distribution” in the accompanying general terms supplement and “Plan of Distribution — Conflicts of Interest” in the accompanying prospectus; GS Finance Corp. estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $20,000.

GS Finance Corp. will sell to GS&Co., and GS&Co. will purchase from GS Finance Corp., the aggregate stated principal amount of the offered Trigger PLUS specified on the front cover of this pricing supplement. GS&Co. proposes initially to offer the Trigger PLUS to the public at the original issue price set forth on the cover page of this pricing supplement. Morgan Stanley Smith Barney LLC (Morgan Stanley Wealth Management), acting as dealer for the offering, will receive a selling concession of $30.00 for each Trigger PLUS it sells. Morgan Stanley Wealth Management has informed us that it intends to internally allocate at Morgan Stanley Wealth Management $5.00 of the selling concession for each Trigger PLUS as a structuring fee. The costs included in the original issue price of the Trigger PLUS will include a fee paid by GS&Co. to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering. GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in this offering of Trigger PLUS within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, this offering of Trigger PLUS will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell Trigger PLUS in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

We will deliver the Trigger PLUS against payment therefor in New York, New York on October 16, 2025. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Trigger PLUS on any date prior to one business day before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.

We have been advised by GS&Co. that it intends to make a market in the Trigger PLUS. However, neither GS&Co. nor any of our other affiliates that makes a market is obligated to do so and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the Trigger PLUS.

October 2025

GS Finance Corp.

Dual Directional Trigger PLUS Based on the Performance of the Common Stock of Vistra Corp. due October 13, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Validity of the Trigger PLUS and Guarantee

In the opinion of Sidley Austin llp, as counsel to GS Finance Corp. and The Goldman Sachs Group, Inc., when the Trigger PLUS offered by this pricing supplement have been executed and issued by GS Finance Corp., such Trigger PLUS have been authenticated by the trustee pursuant to the indenture, and such Trigger PLUS have been delivered against payment as contemplated herein, (a) such Trigger PLUS will be valid and binding obligations of GS Finance Corp., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (b) the guarantee with respect to such Trigger PLUS will be a valid and binding obligation of The Goldman Sachs Group, Inc., enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated January 27, 2025, which has been filed as Exhibit 5.6 to the registration statement on Form S-3 filed with the Securities and Exchange Commission by GS Finance Corp. and The Goldman Sachs Group, Inc. on January 27, 2025.

October 2025